Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of [●], 2021, by and among Beard Energy Transition Acquisition Corp., a Delaware corporation (the “Company”), Beard Energy Transition Acquisition Holdings LLC, a Delaware limited liability company (“Opco” and together with the Company, the “SPAC Parties”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1 (File No. 333-254049) (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock” and, the holders of Common Stock sold as part of the Units, the “Public Stockholders”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission;

WHEREAS, prior to the Offering, the Company issued 1,250 shares of Common Stock to Gregory A. Beard, and Opco issued 1,250 Class A Units (“Class A Units”) to Gregory A. Beard;

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”); and

WHEREAS, as described in the Registration Statement, $[●] of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $[●] if the Underwriter’s over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the SPAC Parties and the holders of Common Stock and Class A Units, as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the holders for whose benefit the Trustee shall hold the Property will be referred to as the “Holders,” and the Holders, the Company and Opco will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $[●] or $[●] if the Underwriter’s over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriter upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”);

WHEREAS, if a Business Combination (as defined below) is not consummated within the initial 18-month period following the closing of the Offering, and if Beard Energy Transition Acquisition Sponsor LLC or its affiliate agrees to loan such amount, the Company may extend such period by three months (an “Extension”), up to 21 months in the aggregate, by depositing $2,000,250 (or $2,300,250 if the Underwriters’ over-allotment option is exercised in full ($0.10 per share of Class A common stock in either case)) into the Trust Account no later than the 18-month anniversary of the Offering (the “Deadline”) in exchange for which they will receive promissory notes; and

WHEREAS, the SPAC Parties and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a)Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by the Trustee and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the SPAC Parties;

(b)Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)In a timely manner, upon the written instruction of the SPAC Parties, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the SPAC Parties; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the SPAC Parties’ instructions hereunder and the Trustee may earn bank credits or other considerations;

(d)Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)Promptly notify the SPAC Parties of all communications received by the Trustee with respect to any Property requiring action by the SPAC Parties;

(f)Supply any necessary information or documents as may be requested by the SPAC Parties (or their authorized agents) in connection with the SPAC Parties’ preparation of the tax returns relating to assets held in the Trust Account;

(g)Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the SPAC Parties to do so;

(h)Render to the SPAC Parties monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the SPAC Parties (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of each of the SPAC Parties, by the Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the board of directors (the

“Board”) or other authorized officer, as applicable, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the Property and not previously released to pay taxes of the SPAC Parties (less an amount required to satisfy taxes of the SPAC Parties and up to $100,000 of interest that may be released to the SPAC Parties to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is the later of (1) 18 months (or 21 months if such date is extended as described in the Prospectus) after the closing of the Offering and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, if a Termination Letter has not been received by the Trustee prior to such later date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the Property and not previously released to pay taxes of the SPAC Parties (less an amount required to satisfy taxes of the SPAC Parties and up to $100,000 of interest that may be released to the SPAC Parties to pay dissolution expenses) shall be distributed to the Holders of record as of such date;

(j)Upon joint written request from the SPAC Parties, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the SPAC Parties the amount of interest earned on the Property requested by the SPAC Parties to cover any tax obligation owed by the SPAC Parties as a result of assets of the SPAC Parties or interest or other income earned on the Property, which amount shall be delivered directly to Opco by electronic funds transfer or other method of prompt payment, and Opco shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the SPAC Parties in writing to make such distribution; provided, further, that if the tax to be paid is a franchise tax, the written request by the SPAC Parties to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware and a written statement from the principal financial officer of each of the SPAC Parties setting forth the actual amount payable.  The written request of the SPAC Parties referenced above shall constitute presumptive evidence that Opco is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k)Upon joint written request from the SPAC Parties, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the SPAC Parties the amount requested by the SPAC Parties to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Common Stock if it does not consummate an initial business combination within 18 months (or 21 months if such date is extended as described in the Prospectus) from the closing of the Offering or (B) with respect to any other provision relating to the rights of holders of the Common Stock or pre-initial Business Combination activity.  The written request of the SPAC Parties referenced above shall constitute presumptive evidence that the SPAC Parties are entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request;

(l)Upon receipt of the extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Deadline, the Trustee shall follow the instructions set forth in the Extension Letter; and

(m)Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), 1(j) or 1(k) above.

2.Agreements and Covenants of the Company and Opco.  Each of the Company and Opco, jointly and severally, hereby agrees and covenants to:

(a)Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Secretary, in such person’s capacity as such, on behalf of the Company and in the Company’s capacity as managing member of Opco.  In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that such SPAC Party shall promptly confirm such instructions in writing;

(b)Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the SPAC Parties in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the SPAC Parties with respect to the selection of counsel, which consent shall not be unreasonably withheld.  The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the SPAC Parties, which such consent shall not be unreasonably withheld.  The SPAC Parties may participate in such action with their own counsel;

(c)Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time.  It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to Opco pursuant to Sections 1(i) through 1(k) hereof.  Opco shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering.  Neither SPAC Party shall be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d)In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholders’ meeting verifying the vote of such stockholders regarding such Business Combination;

(e)Provide the Underwriter with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f)Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(g)Within five (5) business days after the Underwriter exercises the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing (with a copy to the Underwriter) of the total amount of the Deferred Discount.

3.Limitations of Liability.  The Trustee shall have no responsibility or liability to:

(a)Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b)Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c)Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the SPAC Parties given as provided herein to do so and Opco shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d)Refund any depreciation in principal of any Property;

(e)Assume that the authority of any person designated by the Company or Opco to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company or Opco shall have delivered a written revocation of such authority to the Trustee;

(f)The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the

Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)Verify the accuracy of the information contained in the Registration Statement;

(h)Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i)File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the SPAC Parties documenting the taxes payable by the SPAC Parties, if any, relating to any interest income earned on the Property;

(j)Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the SPAC Parties, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(k)Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) hereof.

4.Trust Account Waiver.  The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future.  In the event the Trustee has any Claim against the SPAC Parties under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the SPAC Parties and their assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5.Termination.  This Agreement shall terminate as follows:

(a)If the Trustee gives written notice to the SPAC Parties that it desires to resign under this Agreement, the SPAC Parties shall use their reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement.  At such time that the SPAC Parties notify the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the SPAC Parties do not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the

Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof (which section may not be amended under any circumstances) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6.Miscellaneous.

(a)The Company, Opco and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  The Company, Opco and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel.  In executing funds transfers, the Trustee shall rely upon all information supplied to it by the SPAC Parties, including account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank.  Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b)This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  Except for Sections 1(i), 1(j) and 1(k) hereof (which sections may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) of the then outstanding shares of Common Stock and shares of Class V common stock, par value $0.0001 per share, of the Company, voting together as a single class; provided that no such amendment will affect any Public Stockholder who has properly elected to redeem his, her or its shares of Common Stock in connection with a stockholder vote to approve an amendment to this Agreement (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its shares of Common Stock and Class A Units if the Company does not complete its initial Business Combination within the time frame specified in the Company’s amended and restated certificate of incorporation or (ii) with respect to any other provision relating to the rights of holders of the Common Stock or pre-initial Business Combination activity), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d)The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder.  AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e)Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile or email transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn:

Email:

Email:

if to the Company or Opco, to:

Beard Energy Transition Acquisition Corp.

601 Lexington Avenue, 20th Floor #1001

New York, NY 10022

Attn: Gregory A. Beard

Email:

in each case, with copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attn: Ramey Layne

Email:

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn:     Samson M. Frankel

Email:

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn.:   Derek Dostal

Deanna L. Kirkpatrick

Email:

(f)Each of the Company, Opco and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g)Each of the Company, Opco and the Trustee hereby acknowledges and agrees that the Underwriter is a third party beneficiary of this Agreement.

(h)Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:	Francis Wolf
Title:	Vice President

COMPANY:

Beard Energy Transition Acquisition Corp.

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

OPCO:

Beard Energy Transition Acquisition Holdings LLC

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

Schedule A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$[4,500.00]
Trustee administration fee	Payable annually. First year fee payable at initial closing of Offering by wire transfer; thereafter, payable by wire transfer or check.	$[12,500.00]
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j) and 1(k)	Deduction by Trustee from accumulated income following disbursement made to Opco under Section 1	$[250.00]
Paying Agent services as required pursuant to Sections 1(i) and 1(k)	Billed to Opco upon delivery of service pursuant to Sections 1(i) and 1(k)	Prevailing rates

1

Exhibit A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Isaac Kagan

Re:	Trust Account—Termination Letter

Dear Messers. Wolf and Kagan:

Pursuant to Section 1(i) of the Investment Management Trust Agreement by and among Beard Energy Transition Acquisition Corp. (the “Company”), Beard Energy Transition Acquisition Holdings LLC (“Opco”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [●], 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with _______________ (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about _______________, 20___.  The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and to transfer the proceeds into the trust operating account at J.P. Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the SPAC Parties shall direct on the Consummation Date.  It is acknowledged and agreed that while the funds are on deposit in the trust operating account at J.P. Morgan Chase Bank, N.A. awaiting distribution, Opco will not earn any interest or dividends.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the SPAC Parties (the “Notification”) and (ii) the SPAC Parties shall deliver to you (a) a certificate of the Chief Executive Officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held, and (b) written instruction signed by the SPAC Parties with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”).  You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter.  In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the SPAC Parties in writing of the same and the SPAC Parties shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to Opco.  Upon the distribution of

A-1

all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and the Company has not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the SPAC Parties, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such written instructions as soon thereafter as possible.

Very truly yours,

Beard Energy Transition Acquisition Corp.

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Beard Energy Transition Acquisition Holdings LLC

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

cc:	Citigroup Global Markets Inc.

A-2

Exhibit B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Isaac Kagan

Re:	Trust Account — Termination Letter

Dear Messers. Wolf and Kagan:

Pursuant to Section 1(i) of the Investment Management Trust Agreement by and among Beard Energy Transition Acquisition Corp. (the “Company”), Beard Energy Transition Acquisition Holdings LLC and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [●], 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s Prospectus relating to the Offering or such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation.  Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into the trust operating account at J.P. Morgan Chase Bank, N.A. to await distribution to the Holders.  The SPAC Parties have selected ____________, 20__ as the effective date for the purpose of determining when the Holders will be entitled to receive their share of the liquidation proceeds.  You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Holders in accordance with the terms of the Trust Agreement, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Limited Liability Company Agreement of Opco. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, [except to the extent otherwise provided in Section 1(j) of the Trust Agreement].

[Signature page follows]

B-1

Very truly yours,

Beard Energy Transition Acquisition Corp.

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Beard Energy Transition Acquisition Holdings LLC

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

cc:	Citigroup Global Markets Inc.

B-2

Exhibit C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Isaac Kagan

Re:	Trust Account — Tax Payment Withdrawal Instruction

Dear Messers. Wolf and Kagan:

Pursuant to Section 1(j) of the Investment Management Trust Agreement by and among Beard Energy Transition Acquisition Corp. (the “Company”), Beard Energy Transition Acquisition Holdings LLC (“Opco”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [●], 2021 (the “Trust Agreement”), the SPAC Parties hereby request that you deliver to Opco $_______________ of the interest income earned on the Property as of the date hereof.  Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The SPAC Parties need such funds to pay for the tax obligations as set forth on the attached tax return or tax statement.  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to Opco’s operating account at:

[WIRE INSTRUCTION INFORMATION]

[Signature page follows]

C-1

Very truly yours,

Beard Energy Transition Acquisition Corp.

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Beard Energy Transition Acquisition Holdings LLC

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

cc:	Citigroup Global Markets Inc.

C-2

Exhibit D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Isaac Kagan

Re:	Trust Account — Stockholder Redemption Withdrawal Instruction

Dear Messers. Wolf and Kagan:

Pursuant to Section 1(k) of the Investment Management Trust Agreement by and among Beard Energy Transition Acquisition Corp. (the “Company”), Beard Energy Transition Acquisition Holdings LLC (“Opco”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [●], 2021 (the “Trust Agreement”), the SPAC Parties hereby request that you deliver to the redeeming Public Stockholders of the Company $_______________ of the principal and interest income earned on the Property as of the date hereof.  Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The SPAC Parties need such funds to pay the Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (i) that affects the substance or timing of the SPAC Parties’ obligation to redeem 100% of the Common Stock and Class A Units if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated certificate of incorporation or (ii) with respect to any other provision relating to the rights of holders of the Common Stock or pre-initial Business Combination activity.  As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Stockholders in accordance with your customary procedures.

[Signature page follows]

D-1

Very truly yours,

Beard Energy Transition Acquisition Corp.

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Beard Energy Transition Acquisition Holdings LLC

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

cc:	Citigroup Global Markets Inc.

D-2

Exhibit E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Isaac Kagan

Re:	Trust Account — Extension Letter

Dear Messers. Wolf and Kagan:

Pursuant to Section 1(l) of the Investment Management Trust Agreement by and among Beard Energy Transition Acquisition Corp. (the “Company”), Beard Energy Transition Acquisition Holdings LLC (“Opco”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [●], 2021 (the “Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional three (3) months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $2,000,250 (or $2,300,250 if the Underwriters’ over-allotment option is exercised in full ($0.10 per share of Class A common stock in either case)), which will be wired to you, into the Trust Account investments upon receipt.

[Signature page follows]

E-1

Very truly yours,

Beard Energy Transition Acquisition Corp.

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Beard Energy Transition Acquisition Holdings LLC

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

cc:	Citigroup Global Markets Inc.

E-2